UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 5/27/2010

Commission File Number

Kraton Performance Polymers, Inc.	333-123749
Kraton Polymers LLC	333-123747

Kraton Performance Polymers, Inc.

Kraton Polymers LLC

(Exact name of registrant as specified in its charter)

Kraton Performance Polymers, Inc.	Delaware	20-0411521
Kraton Polymers LLC	Delaware	26-3739386
	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300

Houston, TX 77032

(Address of principal executive offices, including zip code)

281-504-4700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 27, 2010, the Board of Directors of Kraton Performance Polymers, Inc. (“Kraton”) approved the entry into indemnification agreements with our directors, officers, including our Named Executive Officers, and certain key employees. A copy of the form of indemnification agreement is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the terms of the indemnification agreement below is qualified in its entirety by reference to the form of indemnification agreement incorporated by reference herein.

In general, the indemnification agreement provides that, to the extent allowed under Delaware law and the Company’s Certificate of Incorporation and Bylaws, Kraton will reimburse the indemnitee for all costs, expenses (including attorneys’ fees and disbursements), judgments, penalties, fines and amounts in settlement incurred by the indemnitee due to legal proceedings to which the indemnitee is made a party or threatened to be made a party or is required as a witness by virtue of indemnitee’s having served Kraton as an officer, director or key employee, or having served as an officer, director or key employee of another entity at the request of Kraton. Expenses will be advanced upon indemnitee’s request provided indemnitee delivers an undertaking to repay any amounts advanced if it is ultimately determined that indemnification is not available under the indemnification agreement. The indemnification agreement also provides that although the indemnification rights provided for therein or in the Company’s Certificate of Incorporation or Bylaws may not be specifically authorized in a particular situation, Kraton will nonetheless pay the entire amount reasonably incurred by the indemnitee in connection with any covered proceeding to the extent permitted by applicable law.

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 27, 2010, we held our 2010 Annual Meeting of Stockholders. At such time, the following items were submitted to a vote of stockholders through the solicitation of proxies.

a. Election of Class I Directors

The following persons were elected to serve as Class I Directors until the 2013 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. The Directors received the votes next to their respective names.

Name	For	Withheld	Broker Non-Votes

Dan F. Smith	28,162,326	58,594	875,060

Barry J. Goldstein	28,162,454	58,466	875,060

Michael G. MacDougall	28,049,711	171,209	875,060

Timothy J. Walsh	28,049,511	171,409	875,060

b. Ratification of KPMG LLP

Stockholders were requested to ratify the appointment of KPMG LLP, as our independent registered public accounting firm for the year ending December 31, 2010. Such appointment was ratified by the stockholders, who voted as follows: 28,967,869 shares in favor, 126,147 against, and 1,964 abstained.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

Exhibit 10.1: Form of Indemnity Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraton Performance Polymers, Inc.

Date: June 2, 2010	By:	/s/ Stephen W. Duffy
Stephen W. Duffy
Vice President and General Counsel

Kraton Polymers LLC

Date: June 2, 2010	By:	/s/ Stephen W. Duffy
Stephen W. Duffy
Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

Exhibit 10.1	Form of Indemnity Agreement